Facebook Reports Fourth Quarter and Full Year 2015 Results

MENLO PARK, Calif. – January 27, 2016 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the fourth quarter and full year ended December 31, 2015.

"2015 was a great year for Facebook. Our community continued to grow and our business is thriving," said Mark Zuckerberg, Facebook founder and CEO. "We continue to invest in better serving our community, building our business, and connecting the world."

Fourth Quarter and Full Year 2015 Financial Summary

	Three Months Ended December 31,		Year Ended December 31,
In millions, except percentages and per share amounts	2015	2014	2015	2014
Revenue	$5,841	$3,851	$17,928	$12,466
Income from Operations
GAAP	$2,560	$1,133	$6,225	$4,994
Non-GAAP*	$3,523	$2,219	$10,001	$7,207
Operating Margin
GAAP	44%	29%	35%	40%
Non-GAAP*	60%	58%	56%	58%
Net Income
GAAP	$1,562	$701	$3,688	$2,940
Non-GAAP*	$2,265	$1,518	$6,518	$4,713
Diluted Earnings per Share (EPS)
GAAP	$0.54	$0.25	$1.29	$1.10
Non-GAAP*	$0.79	$0.54	$2.28	$1.77

*
Non-GAAP financial measures exclude amortization of intangible assets, share-based compensation and related payroll tax expenses. Non-GAAP net income and EPS also exclude the income tax effects of these non-GAAP adjustments. See the table below titled "Reconciliation of Non-GAAP Results to Nearest GAAP Measures."

Full Year 2015 Business Highlights

•	Revenue – Revenue for the full year 2015 was $17.93 billion, an increase of 44% year-over-year.

•	Income from operations – Income from operations for the full year 2015 was $6.23 billion.

•	Net income – Net income for the full year 2015 was $3.69 billion.

•	Free cash flow – Free cash flow for the full year 2015 was $6.08 billion.

•	Daily active users (DAUs) – DAUs were 1.04 billion on average for December 2015, an increase of 17% year-over-year.

•	Mobile DAUs – Mobile DAUs were 934 million on average for December 2015, an increase of 25% year-over-year.

•	Monthly active users (MAUs) – MAUs were 1.59 billion as of December 31, 2015, an increase of 14% year-over-year.

•	Mobile MAUs – Mobile MAUs were 1.44 billion as of December 31, 2015, an increase of 21% year-over-year.

Fourth Quarter 2015 Financial Highlights

	GAAP		Year-over-Year % Change
	Three Months Ended December 31,
In millions, except percentages and per share amounts	2015	2014
Revenue:
Advertising(1)	$5,637	$3,594	57%
Payments and other fees	204	257	(21)%
Total revenue(2)	5,841	3,851	52%
Total costs and expenses	3,281	2,718	21%
Income from operations	$2,560	$1,133	126%
Operating margin	44%	29%
Provision for income taxes	995
Effective tax rate	39%
Net income	$1,562	$701	123%
Diluted EPS	$0.54	$0.25	116%
(1) Excluding the impact of year-over-year changes in foreign exchange rates, advertising revenue would have increased by 66%.
(2) Excluding the impact of year-over-year changes in foreign exchange rates, total revenue would have increased by 60%.

	Non-GAAP		Year-over-Year % Change
	Three Months Ended December 31,
In millions, except percentages and per share amounts	2015	2014
GAAP revenue	$5,841	$3,851	52%
Total costs and expenses	2,318	1,632	42%
Income from operations	$3,523	$2,219	59%
Operating margin	60%	58%
Effective tax rate	36%
Net income	$2,265	$1,518	49%
Diluted EPS	$0.79	$0.54	46%

Fourth Quarter 2015 Other Financial Highlights

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 80% of advertising revenue for the fourth quarter of 2015, up from 69% of advertising revenue in the fourth quarter of 2014.

•	Capital expenditures – Capital expenditures for the fourth quarter of 2015 were $692 million.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $18.43 billion at the end of the fourth quarter of 2015.

•	Free cash flow – Free cash flow for the fourth quarter of 2015 was $2.14 billion.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website and Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 16251646.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on November 5, 2015, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2015. In addition, please note that the date of this press release is January 27, 2016, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.

Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translated revenue for the three months and year ended December 31, 2015 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$5,841	$3,851	$17,928	$12,466
Costs and expenses:
Cost of revenue	824	653	2,867	2,153
Research and development	1,314	1,111	4,816	2,666
Marketing and sales	772	624	2,725	1,680
General and administrative	371	330	1,295	973
Total costs and expenses	3,281	2,718	11,703	7,472
Income from operations	2,560	1,133	6,225	4,994
Interest and other income/(expense), net	(3)	(19)	(31)	(84)
Income before provision for income taxes	2,557	1,114	6,194	4,910
Provision for income taxes	995	413	2,506	1,970
Net income	$1,562	$701	$3,688	$2,940
Less: Net income attributable to participating securities	7	5	19	15
Net income attributable to Class A and Class B common stockholders	$1,555	$696	$3,669	$2,925
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.55	$0.25	$1.31	$1.12
Diluted	$0.54	$0.25	$1.29	$1.10
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,825	2,761	2,803	2,614
Diluted	2,878	2,816	2,853	2,664
Share-based compensation expense included in costs and expenses:
Cost of revenue	$22	$18	$81	$62
Research and development	583	685	2,350	1,328
Marketing and sales	84	103	320	249
General and administrative	57	90	218	198
Total share-based compensation expense	$746	$896	$2,969	$1,837
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$—	$—	$2	$3
Research and development	22	6	56	33
Marketing and sales	2	2	10	9
General and administrative	2	5	9	12
Total payroll tax expenses related to share-based compensation	$26	$13	$77	$57
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$55	$42	$187	$87
Research and development	9	10	39	33
Marketing and sales	103	102	410	105
General and administrative	24	23	94	94
Total amortization of intangible assets	$191	$177	$730	$319

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$4,907	$4,315
Marketable securities	13,527	6,884
Accounts receivable, net of allowances for doubtful accounts of $68 and $39 as of December 31, 2015 and December 31, 2014, respectively	2,559	1,678
Prepaid expenses and other current assets(1)	659	513
Total current assets	21,652	13,390
Property and equipment, net	5,687	3,967
Intangible assets, net	3,246	3,929
Goodwill	18,026	17,981
Other assets(1)	796	699
Total assets	$49,407	$39,966

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$196	$176
Partners payable	217	202
Accrued expenses and other current liabilities	1,449	866
Deferred revenue and deposits	56	66
Current portion of capital lease obligations	7	114
Total current liabilities	1,925	1,424
Capital lease obligations, less current portion	107	119
Other liabilities(1)	3,157	2,327
Total liabilities	5,189	3,870
Stockholders' equity
Common stock and additional paid-in capital	34,886	30,225
Accumulated other comprehensive loss	(455)	(228)
Retained earnings	9,787	6,099
Total stockholders' equity	44,218	36,096
Total liabilities and stockholders' equity	$49,407	$39,966

(1)
In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (ASU 2015-17), which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities be classified as noncurrent on the balance sheet. We early adopted this standard retrospectively and reclassified $280 million of our current deferred tax assets to noncurrent deferred tax assets as of December 31, 2014. This resulted in net adjustments of $62 million increase and $218 million decrease to our noncurrent deferred tax assets and noncurrent deferred tax liability, respectively, on our December 31, 2014 condensed consolidated balance sheet.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$1,562	$701	$3,688	$2,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	543	433	1,945	1,243
Lease abandonment	—	—	—	(31)
Share-based compensation	746	845	2,960	1,786
Deferred income taxes	(123)	(180)	(795)	(210)
Tax benefit from share-based award activity	566	499	1,721	1,853
Excess tax benefit from share-based award activity	(566)	(504)	(1,721)	(1,869)
Other	3	2	17	7
Changes in assets and liabilities:
Accounts receivable	(568)	(346)	(973)	(610)
Prepaid expenses and other current assets	1	(78)	(144)	(123)
Other assets	(7)	(58)	(3)	(216)
Accounts payable	11	19	18	31
Partners payable	(23)	(6)	17	(28)
Accrued expenses and other current liabilities	222	130	513	328
Deferred revenue and deposits	9	7	(9)	10
Other liabilities	451	119	1,365	346
Net cash provided by operating activities	2,827	1,583	8,599	5,457
Cash flows from investing activities
Purchases of property and equipment	(692)	(517)	(2,523)	(1,831)
Purchases of marketable securities	(5,605)	(2,889)	(15,938)	(9,104)
Sales of marketable securities	2,803	1,047	6,928	8,438
Maturities of marketable securities	747	199	2,310	1,909
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(4)	(4,221)	(313)	(4,975)
Change in restricted cash and deposits	25	(235)	102	(348)
Other investing activities, net	—	—	—	(2)
Net cash used in investing activities	(2,726)	(6,616)	(9,434)	(5,913)
Cash flows from financing activities
Taxes paid related to net share settlement	—	(70)	(20)	(73)
Proceeds from exercise of stock options	—	11	—	18
Principal payments on capital lease obligations	(12)	(44)	(119)	(243)
Excess tax benefit from share-based award activity	566	504	1,721	1,869
Net cash provided by financing activities	554	401	1,582	1,571
Effect of exchange rate changes on cash and cash equivalents	(56)	(52)	(155)	(123)
Net increase (decrease) in cash and cash equivalents	599	(4,684)	592	992
Cash and cash equivalents at beginning of period	4,308	8,999	4,315	3,323
Cash and cash equivalents at end of period	$4,907	$4,315	$4,907	$4,315

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Supplemental cash flow data
Cash paid during the period for:
Interest	$2	$3	$10	$14
Income taxes	$71	$77	$273	$184
Cash received during the period for:
Income taxes	$—	$—	$3	$6
Non-cash investing and financing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$(19)	$53	$88	$91
Fair value of shares issued related to acquisitions of businesses	$—	$12,987	$—	$14,344
Promissory note payable issued in connection with an acquisition	$—	$—	$198	$—

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP revenue	$5,841	$3,851	$17,928	$12,466
Foreign exchange effect on 2015 revenue using 2014 rates	322		1,185
Revenue excluding foreign exchange effect	$6,163		$19,113
GAAP revenue year-over-year change %	52%		44%
Revenue excluding foreign exchange effect year-over-year change %	60%		53%
GAAP advertising revenue	$5,637	$3,594	$17,079	$11,492
Foreign exchange effect on 2015 advertising revenue using 2014 rates	322		1,185
Advertising revenue excluding foreign exchange effect	$5,959		$18,264
GAAP advertising revenue year-over-year change %	57%		49%
Advertising revenue excluding foreign exchange effect year-over-year change %	66%		59%
GAAP costs and expenses	$3,281	$2,718	$11,703	$7,472
Share-based compensation expense	(746)	(896)	(2,969)	(1,837)
Payroll tax expenses related to share-based compensation	(26)	(13)	(77)	(57)
Amortization of intangible assets	(191)	(177)	(730)	(319)
Non-GAAP costs and expenses	$2,318	$1,632	$7,927	$5,259
GAAP income from operations	$2,560	$1,133	$6,225	$4,994
Share-based compensation expense	746	896	2,969	1,837
Payroll tax expenses related to share-based compensation	26	13	77	57
Amortization of intangible assets	191	177	730	319
Non-GAAP income from operations	$3,523	$2,219	$10,001	$7,207
GAAP net income	$1,562	$701	$3,688	$2,940
Share-based compensation expense	746	896	2,969	1,837
Payroll tax expenses related to share-based compensation	26	13	77	57
Amortization of intangible assets	191	177	730	319
Income tax adjustments	(260)	(269)	(946)	(440)
Non-GAAP net income	$2,265	$1,518	$6,518	$4,713
GAAP and Non-GAAP diluted shares	2,878	2,816	2,853	2,664
GAAP diluted earnings per share	$0.54	$0.25	$1.29	$1.10
Net income attributable to participating securities	—	—	—	(0.01)
Non-GAAP adjustments to net income	0.25	0.29	0.99	0.68
Non-GAAP diluted earnings per share	$0.79	$0.54	$2.28	$1.77
GAAP operating margin	44%	29%	35%	40%
Share-based compensation expense	13%	23%	17%	15%
Payroll tax expenses related to share-based compensation	—%	—%	—%	—%
Amortization of intangible assets	3%	5%	4%	3%
Non-GAAP operating margin	60%	58%	56%	58%
GAAP income before provision for income taxes	$2,557	$1,114	$6,194	$4,910
GAAP provision for income taxes	995	413	2,506	1,970
GAAP effective tax rate	39%	37%	40%	40%
GAAP income before provision for income taxes	$2,557	$1,114	$6,194	$4,910

Share-based compensation and related payroll tax expenses	772	909	3,046	1,894
Amortization of intangible assets	191	177	730	319
Non-GAAP income before provision for income taxes	$3,520	$2,200	$9,970	$7,123
Non-GAAP provision for income taxes	1,255	682	3,452	2,410
Non-GAAP effective tax rate	36%	31%	35%	34%
Net cash provided by operating activities	$2,827	$1,583	$8,599	$5,457
Purchases of property and equipment	(692)	(517)	(2,523)	(1,831)
Free cash flow	$2,135	$1,066	$6,076	$3,626